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                                                                              EXHIBIT 11
                                                                              ----------


                          TEXAS INSTRUMENTS INCORPORATED AND SUBSIDIARIES
                      EARNINGS PER COMMON AND DILUTIVE POTENTIAL COMMON SHARE


                                                                   For Three Months Ended
                                                                  ------------------------
                                                                     Mar 31       Mar 31
                                                                      2000         1999
                                                                    --------     --------

Net income (in millions).......................................     $    426     $    255
                                                                    ========     ========


DILUTED EARNINGS PER COMMON AND DILUTIVE POTENTIAL COMMON SHARE:
Weighted average common shares outstanding (in thousands)......      816,057      799,339
  Weighted average dilutive potential common shares:
    Stock option and compensation plans........................       35,561       25,328
                                                                    --------     --------
Weighted average common and dilutive potential common shares...      851,618      824,667
                                                                    ========     ========


Diluted earnings per common share..............................     $    .50     $    .31
                                                                    ========     ========



BASIC EARNINGS PER COMMON SHARE:
Weighted average common shares outstanding (in thousands)......      816,057      799,339
                                                                    ========     ========


Basic earnings per common share................................     $    .52     $    .32
                                                                    ========     ========

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